Exhibit 99.1

EAGLE FINANCIAL SERVICES, INC. ANNOUNCES 2011

FIRST QUARTER FINANCIAL RESULTS

AND QUARTERLY DIVIDEND

Contact:	Kathleen J. Chappell, Vice President and CFO	540-955-2510
kchappell@bankofclarke.com

BERRYVILLE, VIRGINIA (April 27, 2011) – Eagle Financial Services, Inc. (OTC BULLETIN BOARD: EFSI), the holding company for Bank of Clarke County, whose divisions include Eagle Investment Group, announces first quarter 2011 financial results and a quarterly dividend. The Company’s common stock is listed for trading on the Over-the-Counter (OTC) Bulletin Board under the ticker symbol EFSI.

Financial Highlights:

	2011	2010
	Q1	Q4	Q1
Net income (000’s)	$1,167	$462	$955
Diluted EPS	$0.36	$0.14	$0.49
Net Interest Margin	4.39%	4.41%	4.48%
Total equity to assets	9.57%	9.64%	9.65%
Allowance for loan losses to total loans	1.80%	1.74%	1.56%
Provision for loan losses	$900	$2,175	$550

John R. Milleson, President and CEO, stated “During the past two years of unsettled economic times, we have maintained commendable profitability and a steady return to our shareholders. Strong core earnings helped navigate us through these tough times as we aggressively provisioned funds to reserve for current and potential losses. Thus far into 2011, I am pleased to say that we have continued to take a proactive and aggressive stance towards quickly addressing problem loans while also generating profit and expanding our geographic footprint. Our newest branch recently opened in Round Hill, VA. This expansion into Loudoun County, VA will be led by Mr. Greg Jay and Mr. Jon Elliott, both of whom have years of banking experience and established relationships in this market. We look forward to serving the people of Round Hill and Loudoun County. We are also pleased to declare a $0.18 per share dividend to be paid in May 2011. This is a $0.01 increase over the dividend paid in May of 2010.”

Net Interest Income and Net Interest Margin

Net interest income for the quarter ended March 31, 2011 was $5.6 million which represented a decrease of 2.67% when compared to $5.7 million for the quarter ended December 31, 2010. This slight decrease in net interest income is mostly attributed to the decreased average yield of total earning assets. Net interest income was $5.4 million for the quarter ended March 31, 2010.

Total loan interest income was $5.7 million for the quarter ended March 31, 2011, reflecting a decrease of $243,000 from the quarter ended December 31, 2010. Total loan interest income was $5.8 million for the quarter ended March 31, 2010. Average loans for the quarter ended March 31, 2011 were $408.2 million compared to $411.1 million at December 31, 2010. Total average accruing loans were $400.7 million at March 31, 2011 and $399.7 million at December 31, 2010. At March 31, 2010, total average loans were $402.8 million and average accruing loans were $397.3 million. The tax equivalent yield on average loans for the quarter ended March 31, 2011 was 5.72%, down eight basis points from 5.80% for the quarter ended December 31, 2010. Interest income from the investment portfolio was $1.1 million for the quarters ended March 31, 2011 and December 31, 2010. Average investments were $113.8 million at March 31, 2011 and $113.7 million at December 31, 2010. Interest income from the investment portfolio was $1.0 million for the quarter ended March 31, 2010.

Total interest expense for the three months ended March 31, 2011 and December 31, 2010 was $1.3 million. The average cost of interest bearing liabilities decreased five basis points when comparing the quarter ended March 31, 2011 to the quarter ended December 31, 2010. The average balance of interest bearing liabilities increased $2.1 million from the quarter ended December 31, 2010. The net interest margin was 4.39% for the quarter ended March 31, 2011 and 4.41% for the quarter December 31, 2010. For the quarter ended March 31, 2010, total interest expense was $1.4 million and the net interest margin was 4.48%.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%.

Asset Quality and Provision for Loan Losses

Nonperforming assets consist of nonaccrual loans, other real estate owned (foreclosed properties), and repossessed assets. Non-performing assets decreased from $10.2 million or 1.83% of total assets at December 31, 2010 to $8.7 million or 1.52% of total assets at March 31, 2011. This decrease mostly resulted from the charge off of two large non-accrual loans. During the first quarter of 2011, the Bank placed two loans on non-accrual status. Management evaluates the financial condition of these borrowers and the value of any collateral on these loans. The results of these evaluations are used to estimate the amount of losses which may be realized on the disposition of these nonaccrual loans. Most of the non accrual loans are secured by real estate and have allocated specific allowances. Two real estate assets valued at $1.1 million had been foreclosed upon during the first quarter of 2011 while the Bank sold one piece of other real estate owned recorded at a net value of $130,000 during the same period. Loans greater than 90 days past due and still accruing decreased from $10,000 at December 31, 2010 to $4,000 at March 31, 2011. Non-performing assets were $9.0 million or 1.64% of total assets at March 31, 2010.

The Company may, under certain circumstances, restructure loans in troubled debt restructurings as a concession to a borrower when the borrower is experiencing financial distress. Formal, standardized loan restructuring programs are not utilized by the Company. Each loan considered for restructuring is evaluated based on customer circumstances and may include modifications to one or more loan provision. Such restructured loans are included in impaired loans but may not necessarily be nonperforming loans. At March 31, 2011, the Company had 24 troubled debt restructurings totaling $8.8 million. All 24 loans are performing loans.

The Company realized $734,000 in net charge-offs for the quarter ended March 31, 2011 versus $2.9 million for the three months ended December 31, 2010. The Company has a troubled credit group to monitor past due loans, identify potential problem credits, and develop action plans to work through its troubled loans as promptly as possible. Net charge-offs for the quarter ended March 31, 2010 were $229,000.

Provisions for loan losses were $900,000 for the three months ended March 31, 2011, compared to $2.2 million for the quarter ended December 31, 2010. The provisions for loan losses for the quarter ended March 31, 2010 were $550,000. The amount of provision for loan losses during each quarter reflects the results of the Bank’s analysis used to determine the adequacy of the allowance for loan losses. Given the current economic environment, it is anticipated there could be an increase in past due loans, non performing loans and other real estate owned. However, the increase is not expected to be as significant as that experienced during 2010. The Company is committed to maintaining an allowance at a level adequate to mitigate any negative impact resulting from such increases and that adequately reflects the risk inherent in the loan portfolio.

Noninterest Income and Noninterest Expense

Noninterest income was $1.4 million for the quarter ended March 31, 2011 and $1.3 million for the quarter ended December 31, 2010. Income from fiduciary activities increased $61,000 or 29.5% for the quarter ended March 31, 2011 when compared to the quarter ended December 31, 2010. The Company’s trust department had an estate settle during the quarter which generated additional fees. Net losses of $48,000 were recognized on the sales of repossessed assets for the quarter ended March 31, 2011 while net losses of $92,000 had been recognized on the sales repossessed assets for the quarter ended December 31, 2010. Noninterest income for the three months ended March 31, 2010 was $1.4 million.

Noninterest expense was $4.5 million for the quarter ended March 31, 2011. This represents an increase of $148,000 or 3.4% from $4.4 million for the quarter ended December 31, 2010. With the April 2011 opening of the Round Hill branch in Loudoun County Virginia, additional levels of expenditures had been incurred in the advertising and supply expense categories during the first quarter of 2011 when compared to the quarter ended December 31, 2010. The Company continues to diligently manage and monitor its other operating expenses. Other operating expenses increased $77,000 or 7.7% when comparing the quarter ended March 31, 2011 to the quarter ended December 31, 2010. This change is due to increases in various other expense categories including outside consulting fees and expenses associated with other real estate owned. Total noninterest expense for the quarter ended March 31, 2010 was $4.1 million.

Total Consolidated Assets

Total consolidated assets of the Company at March 31, 2011 were $571.3 million, which represented an increase of $13.0 million or 2.3% from total assets of $558.3 million at December 31, 2010. At March 31, 2010, total consolidated assets were $549.6 million. Cash and due from banks increased $17.3 million from $13.5 million at December 31, 2010. Total loans decreased from $408.4 million at December 31, 2010 to $403.9 at March 31, 2011. Considering the current interest rate and competitive market environment, the Company has been conscientious about maintaining both its underwriting standards and its net interest margin and thereby cautious about the growth it has accepted in the loan portfolio. Total loans were $404.4 million at March 31, 2010.

Deposits and Other Borrowings

Total deposits, which include brokered deposits, increased $11.8 million to $440.6 million at March 31, 2011 from $428.8 million at December 31, 2010. At March 31, 2010, total deposits were $414.6 million. The Company held $19.0 million in brokered deposits at March 31, 2011. At December 31, 2010 and March 31, 2010, brokered deposits were $19.9 million.

Securities sold under agreement to repurchase decreased $345,000 since December 31, 2010 and were $14.1 million at March 31, 2011. Securities sold under agreement to repurchase were $14.6 million at March 31, 2010. Borrowings with the Federal Home Loan Bank of Atlanta were unchanged from December 31, 2010 at $52.5 million at March 31, 2011. Borrowings with the Federal home Loan Bank of Atlanta were $57.3 million at March 31, 2010.

Equity

Shareholders’ equity at March 31, 2011 was $54.7million and $53.8 million at December 31, 2010. Shareholder’s equity was $53.1 million at March 31, 2010. The book value of the Company at March 31, 2011 was $16.76 per common share. Total common shares outstanding were 3,279,940 at March 31, 2011. On April 20, 2011, the board of directors declared a $0.18 per common share cash dividend for shareholders of record as of April 29, 2011 and payable on May 13, 2011.

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and other filings with the Securities and Exchange Commission.

EAGLE FINANCIAL SERVICES, INC.

KEY STATISTICS

	For the Three Months Ended
	1Q11	4Q10	3Q10	2Q10	1Q10

Net Income (dollars in thousands)	$1,167	$462	$81	$1,484	$1,578
Earnings per share, basic	$0.36	$0.14	$0.03	$0.46	$0.49
Earnings per share, diluted	$0.36	$0.14	$0.02	$0.46	$0.49

Return on average total assets	0.84%	0.33%	0.06%	1.07%	1.19%
Return on average total equity	8.79%	3.36%	0.59%	11.13%	12.17%
Dividend payout ratio	50.00%	128.57%	566.67%	36.96%	34.69%
Fee revenue as a percent of total revenue	20.48%	20.22%	21.01%	20.88%	19.93%

Net interest margin(1)	4.39%	4.41%	4.31%	4.38%	4.48%
Yield on average earning assets	5.35%	5.41%	5.34%	5.45%	5.61%
Yield on average interest-bearing liabilities	1.26%	1.31%	1.35%	1.39%	1.44%
Net interest spread	4.09%	4.10%	3.99%	4.06%	4.17%
Tax equivalent adjustment to net interest income (dollars in thousands)	$193	$202	$198	$202	$204

Non-interest income to average assets	1.01%	0.90%	1.04%	1.00%	1.02%
Non-interest expense to average assets	3.25%	3.07%	3.03%	2.97%	3.05%

Efficiency ratio(2)	62.40%	59.10%	59.22%	57.56%	58.01%

(1)	The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and the reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitable earning assets are funded. Because the Company earns a fair amount of non taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.
(2)	The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and the reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitable earning assets are funded. Because the Company earns a fair amount of non-taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.

EAGLE FINANCIAL SERVICES, INC.

SELECTED FINANCIAL DATA BY QUARTER

	1Q11	4Q10	3Q10	2Q10	1Q10
BALANCE SHEET RATIOS
Loans to deposits	91.67%	95.26%	96.78%	97.45%	97.56%
Average interest-earning assets to average-interest bearing liabilities	130.62%	131.31%	130.60%	130.10%	128.13%
PER SHARE DATA
Dividends	$0.18	$0.18	$0.18	$0.17	$0.17
Book value	$16.76	$16.50	$16.86	$16.85	$16.42
Tangible book value	$16.76	$16.50	$16.86	$16.84	$16.40
SHARE PRICE DATA
Closing price	$16.22	$16.50	$17.00	$16.00	$18.00
Diluted earnings multiple(1)	0.97	1.00	1.01	0.96	1.10
Book value multiple(2)	0.97	1.00	1.10	0.95	1.10
COMMON STOCK DATA
Outstanding shares at end of period	3,279,940	3,262,249	3,254,204	3,226,923	3,231,964
Weighted average shares outstanding	3,274,898	3,243,292	3,249,236	3,236,763	3,227,129
Weighted average shares outstanding, diluted	3,281,586	3,250,868	3,259,231	3,245,229	3,232,700
CAPITAL RATIOS
Total equity to total assets	9.57%	9.64%	9.82%	9.73%	9.65%
CREDIT QUALITY
Net charge-offs to average loans	0.18%	0.70%	1.51%	0.49%	0.23%
Total non-performing loans to total loans	1.48%	2.05%	2.44%	1.84%	1.84%
Total non-performing assets to total assets	1.52%	1.83%	2.18%	1.70%	1.64%
Non-accrual loans to:
total loans	1.48%	2.05%	2.39%	1.51%	1.84%
total assets	1.04%	1.50%	1.77%	1.11%	1.35%
Allowance for loan losses to:
total loans	1.80%	1.74%	1.90%	1.59%	1.56%
non-performing assets	83.96%	69.77%	64.20%	69.04%	69.85%
non-accrual loans	121.97%	84.89%	79.35%	105.45%	84.62%
NON-PERFORMING ASSETS: (dollars in thousands)
Loans delinquent over 90 days	$4	$10	$208	$1,366	$2
Non-accrual loans	5,966	8,377	9,870	6,204	7,434
Other real estate owned and repossessed assets	2,697	1,805	2,122	1,906	1,571
NET LOAN CHARGE-OFFS (RECOVERIES): (dollars in thousands)
Loans charged off	$834	$3,045	$1,618	$531	$281
(Recoveries)	(100)	(149)	(58)	(32)	(52)
Net charge-offs (recoveries)	734	2,896	1,560	499	229
PROVISION FOR LOAN LOSSES (dollars in thousands)	$900	$2,175	$2,850	$750	$550
ALLOWANCE FOR LOAN LOSS SUMMARY (dollars in thousands)
Balance at the beginning of period	$7,111	$7,832	$6,542	$6,291	$5,970
Provision	900	2,175	2,850	750	550
Net charge-offs (recoveries)	734	2,896	1,560	499	229
Balance at the end of period	$7,277	$7,111	$7,832	$6,542	$6,291

(1)	The diluted earnings multiple (or price earnings ratio) is calculated by dividing the period’s closing market price per share by total equity per weighted average shares outstanding, diluted for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.
(2)	The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	Unaudited 3/31/2011	Audited 12/31/2010	Unaudited 9/30/2010	Unaudited 6/30/2010	Unaudited 3/31/2010

Assets
Cash and due from banks	$30,769	$13,468	$12,439	$18,951	$24,385
Federal funds sold	—	—	—	—	—
Securities available for sale, at fair value	113,360	113,775	112,175	107,104	100,148
Loans, net of allowance for loan losses	396,631	401,338	405,075	404,177	398,134
Bank premises and equipment, net	15,826	15,712	15,881	15,591	14,984
Other assets	14,752	14,045	13,402	13,059	11,904

Total assets	$571,338	$558,338	$558,972	$558,882	$549,555

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest bearing demand deposits	$103,568	$97,754	$97,409	$94,354	$91,477
Savings and interest bearing demand deposits	183,660	184,548	177,798	177,999	171,317
Time deposits	153,390	146,492	151,456	149,098	151,765

Total deposits	$440,618	$428,794	$426,663	$421,451	$414,559
Federal funds purchased and securities sold under agreements to repurchase	14,050	14,395	14,920	14,987	14,628
Federal Home Loan Bank advances	52,250	52,250	52,250	57,250	57,250
Trust preferred capital notes	7,217	7,217	7,217	7,217	7,217
Other liabilities	2,507	1,853	3,047	3,616	2,847
Commitments and contingent liabilities	—	—	—	—	—

Total liabilities	$516,642	$504,509	$504,097	$504,521	$496,501

Shareholders’ Equity
Preferred stock, $10 par value	$—	$—	$—	$—	$—
Common stock, $2.50 par value	8,159	8,124	8,090	8,067	8,045
Surplus	9,208	9,076	8,930	8,733	8,559
Retained earnings	35,997	35,420	35,544	36,014	35,079
Accumulated other comprehensive income	1,332	1,209	2,311	1,547	1,371

Total shareholders’ equity	$54,696	$53,829	$54,875	$54,361	$53,054

Total liabilities and shareholders’ equity	$571,338	$558,338	$558,972	$558,882	$549,555

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands)

Unaudited

	Three Months Ended
	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010

Interest and Dividend Income
Interest and fees on loans	$5,731	$5,974	$5,875	$5,873	$5,807
Interest on federal funds sold	—	—	—	8	3
Interest and dividends on securities available for sale:
Taxable interest income	714	520	753	621	595
Interest income exempt from federal income taxes	327	330	320	324	328
Dividends	61	227	—	108	111
Interest on deposits in banks	6	11	1	—	—

Total interest and dividend income	$6,839	$7,062	$6,949	$6,934	$6,844

Interest Expense
Interest on deposits	$661	$693	$741	$765	$784
Interest on federal funds purchased and securities sold under agreements to repurchase	90	96	97	96	98
Interest on Federal Home Loan Bank advances	438	468	461	460	455
Interest on trust preferred capital notes	78	80	80	79	77

Total interest expense	$1,267	$1,337	$1,379	$1,400	$1,414

Net interest income	$5,572	$5,725	$5,570	$5,534	$5,430
Provision For Loan Losses	900	2,175	2,850	750	550

Net interest income after provision for loan losses	$4,672	$3,550	$2,720	$4,784	$4,880

Noninterest Income
Income from fiduciary activities	$268	$207	$248	$222	$240
Service charges on deposit accounts	387	423	438	477	446
Other service charges and fees	774	786	794	745	668
(Loss) Gain on the sale of bank premises and equipment	—	(83)	—	—	—
(Loss) on the sale of repossessed assets	(48)	(92)	3	(123)	(126)
(Loss) on sales of AFS securities	—	—	—	—	98
Other operating income	24	36	(8)	62	38

Total noninterest income	$1,405	$1,277	$1,475	$1,383	$1,364

Noninterest Expenses
Salaries and employee benefits	$2,413	$2,396	$2,334	$2,344	$2,189
Occupancy expenses	309	309	260	281	292
Equipment expenses	161	156	172	144	152
Advertising and marketing expenses	125	97	138	95	105
Stationery and supplies	99	65	69	47	65
ATM network fees	114	145	194	265	157
FDIC assessment	199	181	179	178	314
Other operating expenses	1,084	1,007	943	751	785

Total noninterest expenses	$4,504	$4,356	$4,289	$4,105	$4,059

Income before income taxes	$1,573	$471	$(94)	$2,062	$2,185
Income Tax Expense	406	9	(175)	578	607

Net income	$1,167	$462	$81	$1,484	$1,578

Earnings Per Share
Net income per common share, basic	$0.36	$0.14	$0.03	$0.46	$0.49

Net income per common share, diluted	$0.36	$0.14	$0.02	$0.46	$0.49

EAGLE FINANCIAL SERVICES, INC.

Average Balances, Income and Expenses, Yields and Rates

(dollars in thousands)

	For the Three Months Ended
	March 31, 2011			December 31, 2010
	Average Balance	Interest Income/ Expense	Average Rate	Average Balance	Interest Income/ Expense	Average Rate
Assets:
Securities:
Taxable	$78,892	$3,146	3.99%	$78,233	$2,964	3.79%
Tax-Exempt (1)	34,947	2,010	5.75%	35,502	1,984	5.59%

Total Securities	$113,839	$5,155	4.53%	$113,735	$4,948	4.35%
Loans:
Taxable	$395,604	$23,044	5.83%	$394,409	$23,455	5.95%
Non accrual	7,502	—	0.00%	11,375	0	0.00%
Tax-Exempt (1)	5,101	300	5.89%	5,286	373	7.05%

Total Loans	$408,207	$23,344	5.72%	$411,070	$23,828	5.80%
Federal funds sold	—	—	0.00%	64	0	0.00%
Interest-bearing deposits in other banks	10,673	23	0.55%	7,933	44	0.55%

Total earning assets	$532,719	$28,523	5.35%	$532,802	$28,820	5.41%

Allowance for loan losses	(7,360)			(7,777)
Total non-earning assets	36,801			37,050

Total assets	$562,159			$562,075

Liabilities and Shareholders’ Equity:
Interest-bearing deposits:
NOW accounts	$69,966	$220	0.31%	$69,649	$210	0.30%
Money market accounts	68,546	360	0.53%	71,187	372	0.52%
Savings accounts	43,169	56	0.13%	41,962	53	0.13%
Time deposits:
$100,000 and more	64,200	689	1.07%	61,433	697	1.13%
Less than $100,000	87,985	1,358	1.54%	86,607	1,418	1.64%

Total interest-bearing deposits	$333,866	$2,682	0.80%	$330,838	$2,750	0.83%
Federal funds purchased and securities sold under agreements to repurchase	14,493	363	2.51%	15,447	385	2.49%
Federal Home Loan Bank advances	52,250	1,776	3.40%	52,250	1,856	3.55%
Trust preferred capital notes	7,217	317	4.40%	7,217	317	4.40%

Total interest-bearing liabilities	$407,826	$5,139	1.26%	$405,752	$5,308	1.31%

Noninterest-bearing liabilities:
Demand deposits	98,518			98,720
Other Liabilities	1,968			3,430

Total liabilities	$508,312			$507,451
Shareholders’ equity	53,847			54,624

Total liabilities and shareholders’ equity	$562,159			$562,075

Net interest income		$23,384			$23,512

Net interest spread			4.09%			4.10%
Interest expense as a percent of average earning assets			0.96%			1.00%
Net interest margin			4.39%			4.41%

(1)	Income and yields are reported on a tax equivalent basis using a federal tax rate of 34%.

EAGLE FINANCIAL SERVICES, INC.

Reconciliation of Tax-Equivalent Net Interest Income

(dollars in thousands)

	Three Months Ended
	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010

GAAP Financial Measurements:
Interest Income - Loans	$5,731	$5,974	$5,875	$5,873	$5,807
Interest Income - Securities and Other Interest-Earnings Assets	1,108	1,088	1,074	1,061	1,037
Interest Expense - Deposits	661	693	741	765	784
Interest Expense - Other Borrowings	606	644	638	635	630

Total Net Interest Income	$5,572	$5,725	$5,570	$5,534	$5,430

Non-GAAP Financial Measurements:
Add: Tax Benefit on Tax-Exempt Interest Income - Loans	$25	$32	$33	$35	$35
Add: Tax Benefit on Tax-Exempt Interest Income - Securities	168	170	165	167	169

Total Tax Benefit on Tax-Exempt Interest Income	$193	$202	$198	$202	$204

Tax-Equivalent Net Interest Income	$5,765	$5,927	$5,768	$5,736	$5,634